Exhibit 10.1

MEIRAGTX LIMITED

2016 EQUITY INCENTIVE PLAN

1.	Purpose.

The purpose of the Plan is to advance the interests of the Company’s shareholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and thereby better aligning the interests of such persons with those of the Company’s shareholders. Capitalized terms used in the Plan are defined in Section 11 below.

2.	Eligibility.

Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.

3.	Administration and Delegation.

(a) Administration. The Plan will be administered by the Administrator. The Administrator shall have authority to determine which Service Providers will receive Awards, to grant Awards and to set all terms and conditions of Awards (including, but not limited to, vesting, exercise and forfeiture provisions). In addition, the Administrator shall have the authority to take all actions and make all determinations contemplated by the Plan and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Administrator may correct any defect or ambiguity, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem necessary or appropriate to carry the Plan and any Awards into effect, as determined by the Administrator. The Administrator shall make all determinations under the Plan in the Administrator’s sole discretion and all such determinations shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b) Appointment of Committees. To the extent permitted by Applicable Laws, the Board may delegate any or all of its powers under the Plan to one or more Committees. The Board may abolish any Committee at any time and re-vest in itself any previously delegated authority.

4.	Common Stock Available for Awards.

(a) Number of Shares. Subject to adjustment under Section 8 hereof, Awards may be made under the Plan covering up to 6,292,500 shares of Common Stock. If any Award expires or lapses or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including, without limitation, as the result of shares of Common Stock subject to such Award being repurchased by the Company at or below the original issuance price), in any case in a manner that results in any shares of Common Stock covered by such Award not being issued or being so reacquired by the Company, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Further, shares of Common Stock delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable exercise or purchase price of an Award and/or to satisfy any applicable tax withholding obligation (including, without limitation, shares retained by the Company from the Award being exercised or purchased and/or creating the tax obligation) shall be added to the number of shares of Common Stock available for the grant of Awards under the Plan. However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code. Shares of Common Stock issued under the Plan may consist in whole or in part of unissued shares, shares purchased on the open market, shares purchased from any employee benefit trust or employee share trust or treasury shares.

(b) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or share of an entity, the Administrator may grant Awards in substitution for any options or other share or share-based awards granted prior to such merger or consolidation by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Administrator deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a) hereof, except as may be required by reason of Section 422 of the Code.

5.	Stock Options.

(a) General. The Administrator may grant Options to any Service Provider, subject to the limitations on Incentive Stock Options described below. The Administrator shall determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including, without limitation, conditions relating to Applicable Laws, as it considers necessary or advisable.

(b) Incentive Stock Options. The Administrator may grant Options intended to qualify as Incentive Stock Options only to Employees, which for this purpose only includes employees of the Company’s present or future “parent corporations” or “subsidiary corporations” as defined in Sections 424(e) or (f) of the Code, respectively. All Options intended to qualify as Incentive Stock Options shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. Neither the Company nor the Administrator shall have any liability to a Participant, or any other party, (i) if an Option (or any part thereof) which is intended to qualify as an Incentive Stock Option fails to qualify as an Incentive Stock Option or (ii) for any action or omission by the Administrator that causes an Option not to qualify as an Incentive Stock Option, including, without limitation, the conversion of an Incentive Stock Option to a Non-Qualified Stock Option or the grant of an Option intended as an Incentive Stock Option that fails to satisfy the requirements under the Code applicable to an Incentive Stock Option. Any Option that is intended to qualify as an Incentive Stock Option, but fails to so qualify for any reason, including, without limitation, the portion of any Option becoming exercisable in excess of the $100,000 limitation described in Treasury Regulation Section 1.422-4, shall be treated as a Non-Qualified Stock Option for all purposes.

(c) Exercise Price. The Administrator shall establish the exercise price of each Option and specify the exercise price in the applicable Award Agreement. The exercise price shall be not less than par value per share of Common Stock on the date the Option is granted. In the case of an Incentive Stock Option granted to an Employee who, at the time of grant of the Option, owns (or is treated as owning under Section 424 of the Code) shares representing more than 10% of the voting power of all classes of shares of the Company (or a “parent corporation” or “subsidiary corporation” thereof within the meaning of Sections 424(e) or 424(f) of the Code, respectively), the per share exercise price shall be no less than 110% of the Fair Market Value on the date the Option is granted.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Administrator may specify in the applicable Award Agreement, provided that the term of any Option shall not exceed ten years. In the case of an Incentive Stock Option granted to an employee who, at the time of grant of the Option, owns (or is treated as owning under Section 424 of the Code) shares representing more than 10% of the voting power of all classes of shares of the Company (or a “parent corporation” or “subsidiary corporation” thereof within the meaning of Sections 424(e) or 424(f) of the Code, respectively), the term of the Option shall not exceed five years.

(e) Exercise of Option; Notification of Disposition. Options may be exercised by delivery to the Company, at such time(s) as may be specified in the applicable Award Agreement or by the Administrator, of a written notice of exercise, in a form approved by the Administrator (which may be an electronic form), signed by the person authorized to exercise the Option, together with payment in full (i) as specified in Section 5(f) hereof for the number of shares for which the Option is exercised and (ii) as specified in Section 9(e) hereof for any applicable withholding taxes. Unless otherwise determined by the Administrator, an Option may not be exercised for a fraction of a share of Common Stock. If an Option is designated as an Incentive Stock Option, the Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of Common Stock acquired from the Option if such disposition or transfer is made (i) within two years from the grant date with respect to such Option or (ii) within one year after the transfer of such shares to the Participant (other than any such disposition made in connection with a change in control). Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for in cash, by wire transfer of immediately available funds or by check, payable to the order of the Company, or, subject to Section 10(h), any Company insider trading policy (including, without limitation, any blackout periods) and Applicable Laws, by:

(i) If the Company is a Publicly Listed Company, unless the Administrator otherwise determines, (A) delivery of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price, provided in either case, that such amount is paid to the Company at such time as may be required by the Administrator;

(ii) delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (A) such method of payment is then permitted under Applicable Laws, (B) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Company at any time, and (C) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(iii) to the extent permitted by the Administrator, surrendering shares of Common Stock then issuable upon exercise of the Option valued at their Fair Market Value on the date of exercise;

(iv) to the extent permitted by the Administrator, delivery of a promissory note of the Participant to the Company on terms determined by the Administrator;

(v) to the extent permitted by the Administrator, delivery of property of any other kind which constitutes good and valuable consideration as determined by the Administrator; or

(vi) any combination of the above permitted forms of payment (including, without limitation, cash or check).

Notwithstanding the foregoing, the Company may limit a Participant’s right to pay for Common Stock in cash or by check upon exercise of an Option to the extent restricted by any applicable exchange control laws or requirements.

(g) Early Exercise of Options. The Administrator may provide in the terms of an Award Agreement that the Service Provider may exercise an Option in whole or in part prior to the full vesting of the Option in exchange for unvested shares of Restricted Stock with respect to any unvested portion of the Option so exercised. Shares of Restricted Stock acquired upon the exercise of any unvested portion of an Option shall be subject to such terms and conditions as the Administrator shall determine.

6.	Restricted Stock; Restricted Stock Units.

(a) General. The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant (or to require forfeiture of such shares if issued at no cost) in the event that conditions specified by the Administrator in the applicable Award Agreement are not satisfied prior to the end of the applicable restriction period or periods established by the Administrator for such Award. In addition, the Administrator may grant to Service Providers Restricted Stock Units, which may be subject to vesting and forfeiture conditions during applicable restriction period or periods, as set forth in an applicable Award Agreement.

(b) Terms and Conditions for All Restricted Stock and Restricted Stock Unit Awards. The Administrator shall determine and set forth in the applicable Award Agreement the terms and conditions applicable to each Restricted Stock and Restricted Stock Unit Award, including, without limitation, the conditions for vesting and repurchase (or forfeiture) and the issue price, in each case, if any.

(c) Additional Provisions Relating to Restricted Stock.

(i) Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares to the extent such dividends have a record date that is on or after the date on which the Participant to whom such Restricted Shares are granted becomes the record holder of such Restricted Shares, unless otherwise provided by the Administrator in the applicable Award Agreement. In addition, unless otherwise provided by the Administrator, if any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the shares or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Each dividend payment will be made as provided in the applicable Award Agreement, but in no event later than the end of the calendar year in which the dividends are paid to shareholders of that class of shares or, if later, the 15th day of the third month following the later of (A) the date the dividends are paid to shareholders of that class of shares, and (B) the date the dividends are no longer subject to forfeiture.

(ii) Share Certificates. The Company may require that any share certificates issued in respect of shares of Restricted Stock be deposited in escrow by the Participant, together with a duly executed, but undated, repurchase/transfer form, with the Company (or its designee).

(d) Additional Provisions Relating to Restricted Stock Units.

(i) Settlement. Upon the vesting of a Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash or other property equal to the Fair Market Value of one share of Common Stock on the settlement date, as the Administrator shall determine and as provided in the applicable Award Agreement. The Administrator may provide that settlement of Restricted Stock Units shall occur upon or as soon as reasonably practicable after the vesting of the Restricted Stock Units or shall instead be deferred, on a mandatory basis or at the election of the Participant, in a manner that complies with Section 409A.

(ii) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units unless and until shares are delivered in settlement thereof.

(iii) Dividend Equivalents. To the extent provided by the Administrator, a grant of Restricted Stock Units may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which the Dividend Equivalents are paid, as determined by the Administrator, subject, in each case, to such terms and conditions as the Administrator shall establish and set forth in the applicable Award Agreement.

7.	Other Stock-Based Awards.

Other Stock-Based Awards may be granted hereunder to Participants, including, without limitation, Awards entitling Participants to receive shares of Common Stock to be delivered in the future. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan, as stand-alone payments and/or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock, cash or other property, as the Administrator shall determine. Subject to the provisions of the Plan, the Administrator shall determine the terms and conditions of each Other Stock-Based Award, including, without limitation, any purchase price, transfer restrictions, vesting conditions and other terms and conditions applicable thereto, which shall be set forth in the applicable Award Agreement.

8.	Adjustments for Changes in Common Stock and Certain Other Events.

(a) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in this Section 8, the Administrator will equitably adjust each outstanding Award, which adjustments may include adjustments to the number and type of securities subject to each outstanding Award and/or the exercise price or grant price thereof, if applicable, the grant of new Awards to Participants, and/or the making of a cash payment to Participants, as the Administrator deems appropriate to reflect such Equity Restructuring. The adjustments provided under this Section 8(a) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company; provided that whether an adjustment is equitable shall be determined by the Administrator.

(b) In the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, amalgamation, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, as determined by the Administrator, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award, then the Administrator may, in such manner as it may deem equitable, adjust any or all of:

(i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 4 hereof on the maximum number and kind of shares which may be issued);

(ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards;

(iii) the grant or exercise price with respect to any Award; and

(iv) the terms and conditions of any Awards (including, without limitation, any applicable financial or other performance “targets” specified in an Award Agreement).

(c) In the event of any transaction or event described in Section 8(b) hereof (including, without limitation, any change in control) or any unusual or nonrecurring transaction or event affecting the Company or the financial statements or financial condition of the Company, or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:

(i) To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the vested portion of such Award may be terminated without payment;

(ii) To provide that such Award shall vest and, to the extent applicable, be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(iii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock or shares of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Administrator;

(iv) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including, without limitation, the grant or exercise price), and the criteria included in, outstanding Awards which may be granted in the future;

(v) To replace such Award with other rights or property selected by the Administrator; and/or

(vi) To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.

(d) In the event of any pending share dividend, share split, combination or exchange of shares, merger, amalgamation, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the Common Stock or the share price of the Common Stock, including, without limitation, any Equity Restructuring, for reasons of administrative convenience the Administrator may refuse to permit the exercise of any Award during a period of up to thirty days prior to the consummation of any such transaction.

(e) Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of any class, the payment of any dividend, any increase or decrease in the number of shares of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an Award or the grant or exercise price of any Award. The existence of the Plan, any Award Agreements and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including, without limitation, securities with rights superior to those of the Common Stock or which are convertible into or exchangeable for Common Stock. The Administrator may treat Participants and Awards (or portions thereof) differently under this Section 8.

9.	General Provisions Applicable to Awards.

(a) Transferability. Except as the Administrator may otherwise determine or provide in an Award Agreement or otherwise, in any case in accordance with Applicable Laws, neither Awards nor any interest therein shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. Except as the Administrator may otherwise determine or provide in an Award Agreement or otherwise, in any case in accordance with Applicable Laws, shares of Common Stock acquired by a Participant in connection with Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom such shares are issued, either voluntarily or by operation of law. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in an Award Agreement, which may be in such form (written, electronic or otherwise) as the Administrator shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.

(d) Termination of Status. The Administrator shall determine the effect on an Award of Disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s Service Provider status and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, estate representative, guardian or Designated Beneficiary may exercise rights under the Award, if applicable. The Administrator may determine that, on the occurrence of any of the events mentioned above, the Award will lapse and cease to be exercisable.

(e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Administrator may otherwise determine, all such payments shall be made in cash, by wire transfer of immediately available funds or by certified check. Notwithstanding the foregoing, Participants may satisfy such tax obligations, subject to Section 10(h), any Company insider trading policy (including blackout periods) and Applicable Laws, (i) to the extent permitted by the Administrator, in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value, and (ii) if there is a public market for shares of Common Stock at the time the tax obligations are satisfied, unless the Administrator otherwise determines, (A) delivery (including, without limitation, telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator. The Company may, to the extent permitted by Applicable Laws, deduct any such tax obligations based on minimum statutory withholding rates from any payment of any kind otherwise due to a Participant.

(f) Amendment of Award. The Administrator may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or settlement, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Participant’s consent to such action shall be required unless (i) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Participant, or (ii) the change is permitted under Section 8 and 10(f) hereof.

(g) Conditions on Delivery of Common Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including, without limitation, any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy the requirements of any Applicable Laws. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is determined by the Administrator to be necessary to the lawful issuance and sale of any securities hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

(h) Acceleration. The Administrator may at any time provide that any Award shall become immediately vested and/or exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10.	Miscellaneous.

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an applicable Award Agreement.

(b) No Rights As Shareholder; Certificates. Subject to the provisions of the applicable Award Agreement, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any Applicable Laws, the Company shall not be required to deliver to any Participant certificates evidencing shares of Common Stock issued in connection with any Award and instead such shares of Common Stock may be recorded in the share register and/or other applicable books of the Company (or, as applicable, its transfer agent or share plan administrator). The Company may place legends on share certificates issued under the Plan deemed necessary or appropriate by the Administrator in order to comply with Applicable Laws.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board following approval of the same by the Company’s shareholders. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s shareholders, but Awards previously granted may extend beyond that date in accordance with the terms of the Plan.

(d) Amendment of Plan. The Administrator may amend, suspend or terminate the Plan or any portion thereof at any time; provided that no amendment of the Plan shall materially and adversely affect (as determined by the Administrator) any Award outstanding at the time of such amendment without the consent of the affected Participant. Awards outstanding under the Plan at the time of any suspension or termination of the Plan shall continue to be governed in accordance with the terms of the Plan and the applicable Award Agreement, as in effect prior to such suspension or termination. The Board shall obtain shareholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

(e) Provisions for Foreign Participants. The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f) Section 409A.

(i) General. The Company intends that all Awards be structured in compliance with, or to satisfy an exemption from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply in connection with any Awards. Notwithstanding anything herein or in any Award Agreement to the contrary, the Administrator may, without a Participant’s prior consent, amend this Plan and/or Awards, adopt policies and procedures, or take any other actions (including, without limitation, amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to preserve the intended tax treatment of Awards under the Plan, including, without limitation, any such actions intended to (A) exempt this Plan and/or any Award from the application of Section 409A, and/or (B) comply with the requirements of Section 409A, including, without limitation any such regulations, guidance, compliance programs and other interpretative authority that may be issued after the date of grant of any Award. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 10(f) or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.

(ii) Separation from Service. With respect to any Award that constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award that is to be made upon a termination of a Participant’s Service Provider relationship shall, to the extent necessary to avoid the imposition of taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or subsequent to the termination of the Participant’s Service Provider relationship. For purposes of any such provision of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.”

(iii) Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” that are otherwise required to be made under an Award to a “specified employee” (as defined under Section 409A and determined by the Administrator) as a result of his or her “separation from service” shall, to the extent necessary to avoid the imposition of taxes under Code Section 409A(a)(2)(B)(i), be delayed until the expiration of the six-month period immediately following such “separation from service” (or, if earlier, until the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award agreement) on the day that immediately follows the end of such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award that are, by their terms, payable more than six months following the Participant’s “separation from service” shall be paid at the time or times such payments are otherwise scheduled to be made.

(g) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as an Administrator, director, officer, other employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be granted or delegated, against any cost or expense (including, without limitation, attorneys’ fees) or liability (including, without limitation, any sum paid in settlement of a claim with the Administrator’s approval) arising out of any act or omission to act concerning this Plan unless arising out of such person’s own fraud or bad faith.

(h) Lock-Up Period. The Company may, at the request of any representative of the underwriters or otherwise, in connection with any registration of the offering of any securities of the Company under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any shares of Common Stock or other securities of the Company during a period of up to one hundred eighty days following the effective date of a registration statement of the Company filed under the Securities Act.

(i) Right of First Refusal.

(i) Before any shares of Common Stock held by a Participant or any permitted transferee (each, a “Holder”) may be sold, pledged, assigned, hypothecated, transferred, or otherwise disposed of (each, a “Transfer”), the Company or its assignee(s) shall have a right of first refusal to purchase the shares of Common Stock proposed to be Transferred on the terms and conditions set forth in this Section 10(i) (the “Right of First Refusal”). In the event that the Company’s Articles of Association contain a right of first refusal with respect to the shares of Common Stock, such right of first refusal shall apply to the shares of Common Stock to the extent such provisions are more restrictive on the applicable Participant than the Right of First Refusal set forth in this Section 10(i) and the Right of First Refusal set forth in this Section 10(i) shall not in any way restrict the operation of the Company’s Articles of Association.

(ii) In the event any Holder desires to Transfer any shares of Common Stock, the Holder shall deliver to the Company a written notice (the “Notice”) stating: (A) the Holder’s bona fide intention to sell or otherwise Transfer such shares of Common Stock; (B) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (C) the number of shares of Common Stock to be Transferred to each Proposed Transferee; and (D) the price for which the Holder proposes to Transfer the shares of Common Stock (the “Offered Price”), and the Holder shall offer such shares of Common Stock at the Offered Price to the Company or its assignee(s).

(iii) Within fifty days after receipt of the Notice, the Company and/or its assignee(s) may elect in writing to purchase all, but not less than all, of the shares of Common Stock proposed to be Transferred to any one or more of the Proposed Transferees by delivery of a written exercise notice to the Holder (a “Company Notice”). The purchase price (“Purchase Price”) for the shares of Common Stock repurchased under this Section 10(i) shall be the Offered Price.

(iv) Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check or wire transfer), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof, within five days after delivery of the Company Notice or in the manner and at the times mutually agreed to by the Company and the Holder. Should the Offered Price specified in the Notice be payable in property other than cash, the Company or its assignee shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property, as determined by the Administrator.

(v) If all or a portion of the shares of Common Stock proposed in the Notice to be Transferred are not purchased by the Company and/or its assignee(s) as provided in this Section 10(i), then the Holder may sell or otherwise Transfer such shares of Common Stock to that Proposed Transferee at the Offered Price or at a higher price; provided that such sale or other Transfer is consummated within sixty days after the date of the Notice; and provided, further, that any such sale or other Transfer is effected in accordance with any Applicable Laws and the Proposed Transferee agrees in writing that the provisions of this Plan and the applicable Award Agreement and any other applicable agreements governing the shares of Common Stock to be Transferred shall continue to apply to the shares of Common Stock in the hands of such Proposed Transferee. If the shares of Common Stock described in the Notice are not Transferred to the Proposed Transferee within such sixty-day period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal, as provided herein, before any shares of Common Stock held by the Holder may be sold or otherwise Transferred.

(vi) Anything to the contrary contained in this Section 10(i) notwithstanding and to the extent permitted by the Administrator, the Transfer of any or all of the shares of Common Stock during a Participant’s lifetime or upon a Participant’s death by will or intestacy to the Participant’s Immediate Family or a trust for the benefit of the Participant’s Immediate Family shall be exempt from the Right of First Refusal. As used herein, “Immediate Family” shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister or stepchild (whether or not adopted). In such case, the transferee or other recipient shall receive and hold the shares of Common Stock so Transferred subject to the provisions of this Plan (including, without limitation, the Right of First Refusal), the applicable Award Agreement and any other applicable agreements governing the shares of Common Stock to be Transferred, and there shall be no further Transfer of such shares of Common Stock except in accordance with the terms of this Section 10(i) (or otherwise as expressly provided under the Plan).

(vii) The Right of First Refusal shall terminate as to all shares of Common Stock upon the date the Company becomes a Publicly Listed Company.

(j) Right to Repurchase Common Stock.

(i) During the period beginning on the date of a Participant’s Termination of Service and ending on the first anniversary of the later of (i) the date of such Termination of Service or (ii) as applicable, the date of the last exercise of any portion of any Options held by the Participant (the “Repurchase Period”), the Company or its assignee(s) (which, for the avoidance of doubt, may include an employee benefit or share trust or similar entity) shall have the option (the “Call Right”) to repurchase the Participant’s shares of Common Stock (including, without limitation, shares subject to vested Options), provided, however that the Call Right shall terminate upon the Company becoming a Publicly Listed Company. The Call Right may be exercised more than once and for some or all of the shares of Common Stock held by the Participant.

(ii) The Company and/or its assignee(s) shall exercise the Call Right (if so elected) by written notice to Participant (and/or, if applicable, any permitted transferees) within the Repurchase Period, specifying a date within such period on which the Call Right shall be exercised and the number of shares of Common Stock (including, without limitation, any shares subject to vested Options) as to which the Call Right is being exercised. Upon such notification, the Participant and any permitted transferees shall (A) promptly surrender to the Company and/or its assignee(s), as applicable, any certificates representing the shares of Common Stock being purchased, together with a duly executed repurchase/transfer form for the transfer of such shares of Common Stock to the Company and/or its assignees, as applicable, free and clear of any liens or encumbrances, and (B) forfeit any vested Options with respect to shares of Common Stock subject to repurchase (or the applicable portions thereof). Except as provided below, upon the Company’s and/or its assignee(s) receipt of the certificates from the Participant or any permitted transferees and the forfeiture of any applicable vested Options (or portions thereof), the Company and/or its assignee(s) shall deliver to him, her or them payment in cash or by check of the Repurchase Price (as defined below) for the shares of Common Stock being purchased.

(iii) The purchase price payable by the Company upon exercise of the Call Right (the “Repurchase Price”) shall be as follows:

(A) In the event of any Termination of Service other than a Termination of Service by the Company for Cause, (i) the Fair Market Value, as of the date the Call Right is being exercised, of the shares of Common Stock with respect to which the Call Right is being exercised, less (ii) if the Call Right is being exercised with respect to shares of Common Stock subject to vested Options, the aggregate exercise price and withholding taxes that would have been payable upon exercise with respect to such shares; and

(B) In the event of any Termination of Service by the Company for Cause, the lesser of (i) the Fair Market Value, as of the date the Call Right is being exercised, of the shares of Common Stock with respect to which the Call Right is being exercised and (ii) the aggregate purchase price paid for such shares by the Participant.

(iv) Notwithstanding anything herein to the contrary, no payment shall be made under this Section that would cause the Company to violate any Applicable Law, or any rights or preference of any preferred shareholders of the Company, any banking agreement or loan or other financial covenant or cause default of any indebtedness of the Company, regardless of when such agreement, covenant or indebtedness was created, incurred or assumed. Any payment under this Section that would cause such violation or default shall result in an extension of the Repurchase Period, in the sole discretion of the Administrator, until such payment shall no longer cause any such violation or default and at which time the Call Right may be exercised.]

(k) Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this paragraph by and among, as applicable, the Company and its subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Company and its subsidiaries and affiliates may hold certain personal information about a Participant, including but not limited to, the Participant’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares held in the Company or any of its subsidiaries and affiliates, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company and its subsidiaries and affiliates may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Participant’s participation in the Plan, and the Company and its subsidiaries and affiliates may each further transfer the Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including, without limitation, any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Common Stock. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

(l) Severability. In the event any portion of the Plan or any action taken pursuant thereto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provisions had not been included, and the illegal or invalid action shall be null and void.

(m) Governing Documents. In the event of any contradiction between the Plan and any Award Agreement or any other written agreement between a Participant and the Company or any subsidiary of the Company that has been approved by the Administrator, the terms of the Plan shall govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan shall not apply.

(o) Governing Law. The provisions of the Plan and, unless otherwise set forth in the applicable Award Agreement, all Awards made hereunder shall be governed by and interpreted in accordance with the laws of England & Wales, disregarding choice-of-law principles of the law of any jurisdiction that would require the application of the laws of a jurisdiction other than England & Wales.

(p) Restrictions on Shares; Claw-back Provisions. Shares of Common Stock acquired in respect of Awards shall be subject to such terms and conditions as the Administrator shall determine, including, without limitation, restrictions on the transferability of shares of Common Stock, the right of the Company to repurchase shares of Common Stock, the right of the Company to require that shares of Common Stock be transferred in the event of certain transactions, tag-along rights, bring-along rights, redemption and co-sale rights and voting requirements. Such terms and conditions may be additional to those contained in the Plan and may, as determined by the Administrator, be contained in the applicable Award Agreement or in an exercise notice, or in such other agreement as the Administrator shall determine, in each case in a form determined by the Administrator. The issuance of such shares of Common Stock shall be conditioned on the Participant’s consent to such terms and conditions and the Participant’s entering into such agreement or agreements. All Awards (including, without limitation, any proceeds, gains or other economic benefit actually or constructively received by Participant upon any receipt or exercise of any Award or upon the receipt or resale of any shares of Common Stock underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company to comply with the requirements of applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.

(q) Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(r) Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan and all Awards granted hereunder shall be administered only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by Applicable Laws, the Plan and all Award Agreements shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

11. Definitions. As used in the Plan, the following words and phrases shall have the following meanings:

(a) “Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

(b) “Applicable Laws” means the requirements relating to the administration of equity incentive plans under United Kingdom and U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted or issued under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units or Other Stock-Based Awards.

(d) “Award Agreement” means a written agreement evidencing an Award, which agreements may be in electronic medium and shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with and subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause,” with respect to a Participant, shall include, but not be limited to: (i) the Participant’s unauthorized use or disclosure of confidential information or trade secrets of the Company or any material breach of a written agreement between the Participant and the Company, including without limitation a material breach of any employment, confidentiality, non-compete, non-solicit or similar agreement; (ii) the Participant’s commission of, indictment for, being found guilty of or the entry of a plea of guilty or nolo contendere by the Participant to, a criminal offence or felony under the laws of the United States or any state thereof or any crime involving dishonesty or moral turpitude (or any similar crime in any jurisdiction outside the United States); (iii) the Participant’s negligence or willful misconduct in the performance of the Participant’s duties or the Participant’s willful or repeated failure or refusal to substantially perform assigned duties; (iv) any act of fraud, embezzlement, material misappropriation or dishonesty committed by the Participant against the Company; or (v) any acts, omissions or statements by the Participant which the Company determines to be (A) materially detrimental or damaging to the reputation, operations, prospects or business relations of the Company or (B) gross misconduct (as determined by the Company).]

(g) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

(h) “Committee” means one or more committees or subcommittees of the Board, which may be comprised of one or more directors and/or executive officers of the Company, in either case, to the extent permitted in accordance with Applicable Laws.

(i) “Common Stock” means the ordinary shares of the Company having the rights set out in the Company’s Articles of Association.

(j) “Company” means MeiraGTx Limited, a company organized under the laws of the United Kingdom, or any successor thereto. Except where the context otherwise requires, the term “Company” includes any present or future Group Company and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a significant interest, as determined by the Administrator.

(k) “Consultant” means any person, including, without limitation, any advisor, engaged by the Company or a parent or subsidiary of the Company to render services to such entity if: (i) the consultant or adviser renders bona fide services to the Company; (ii) the services rendered by the consultant or advisor are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or advisor is a natural person, or such other advisor or consultant as is approved by the Administrator.

(l) “Designated Beneficiary” means the beneficiary or beneficiaries designated, in a manner determined by the Administrator, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or incapacity. In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(m) “Director” means a member of the Board.

(n) “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as it may be amended from time to time.

(o) “Dividend Equivalents” means a right granted to a Participant pursuant to Section 6(d)(iii) hereof to receive the equivalent value (in cash or shares of Common Stock) of dividends paid on shares of Common Stock.

(p) “Employee” means any person, including, without limitation, officers and Directors, employed by the Company or any parent or subsidiary of the Company.

(q) “Equity Restructuring” means, as determined by the Administrator, a non-reciprocal transaction between the Company and its shareholders, such as a share dividend, share split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities of the Company) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, its Fair Market Value shall be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the first market trading day immediately prior to such date during which a sale occurred, as reported in The Financial Times or such other source as the Administrator deems reliable; (ii) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the last sales price on such date, or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported, as reported in The Financial Times or such other source as the Administrator deems reliable; or (iii) in the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined by the Administrator in its sole discretion. For purposes of the Plan, Fair Market Value shall be determined without applying any discount for minority ownership or lack of marketability.

(t) “Group” means the Company, any presently existing holding company or undertaking of the Company and any subsidiaries and subsidiary undertakings of the Company or such holding company or undertaking (and the words “subsidiary” and “holding company” shall have the meanings given to them in Section 1159 in the UK Companies Act 2006).

(u) “Group Company” means any company in the Group.

(v) “Incentive Stock Option” means an “incentive stock option” as defined in Section 422 of the Code.

(w) “Non-Qualified Stock Option” means an Option that is not intended to be or otherwise does not qualify as an Incentive Stock Option or other form of options that does not provide favorable tax treatment to a Participant.

(x) “Option” means an option to purchase Common Stock.

(y) “Other Stock-Based Awards” means other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property.

(z) “Participant” means a Service Provider who has been granted an Award under the Plan.

(aa) “Plan” means this 2016 Equity Incentive Plan.

(bb) “Publicly Listed Company” means that the Company or its successor has had any of its shares of Common Stock, or been granted permission for any of its shares of Common Stock to be traded on a recognized investment exchange as defined by Section 285 of the UK Financial Services and Markets Act 2000 (and including, without limitation, the Official List of the London Stock Exchange plc, the New York Stock Exchange and NASDAQ) together with the Alternative Investment Market of the London Stock Exchange plc.

(cc) “Restricted Stock” means Common Stock awarded to a Participant pursuant to Section 6 hereof that is subject to certain vesting conditions and other restrictions.

(dd) “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one share of Common Stock or an amount in cash or other consideration determined by the Administrator equal to the value thereof as of such payment date, which right may be subject to certain vesting conditions and other restrictions.

(ee) “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

(ff) “Securities Act” means the Securities Act of 1933, as amended from time to time.

(gg) “Service Provider” means an Employee, Consultant or Director.

(hh) “Termination of Service” means the date the Participant ceases to be a Service Provider.

MEIRAGTX LIMITED

2016 EQUITY INCENTIVE PLAN

US STOCK OPTION AGREEMENT

GRANT NOTICE

Unless otherwise defined herein, the terms defined in the MeiraGTx Limited 2016 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Stock Option Agreement, which includes the terms in this Grant Notice (the “Grant Notice”) and Appendix A attached hereto (collectively, the “Agreement”).

You have been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Agreement, as follows:

Name of Optionee:	[ ]

Total Number of Shares Subject to the Option:	[ ]

Exercise Price per Share:	$[ ]

Grant Date:	[ ]

Vesting Commencement Date:	[ ]

Type of Option:	Incentive Stock Option

Final Expiration Date:	[ ][1]

Vesting Schedule:	This Option will vest and become exercisable as to 25% of the Shares subject to the Option on the one year anniversary of the Vesting Commencement Date and in 36 substantially equal monthly installments thereafter, subject to the Optionee continuing as a Service Provider through each applicable vesting date.

Your signature below indicates your agreement and understanding that this Option is subject to all of the terms and conditions contained in the Agreement (including this Grant Notice and Appendix A attached hereto) and the Plan. ACCORDINGLY, PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS OPTION.

MEIRAGTX LIMITED	OPTIONEE

By
Name:	[ ]
Title:

[1]	Note: The Final Expiration Date will be the 10th anniversary of the Grant Date.

APPENDIX A TO STOCK OPTION AGREEMENT

ARTICLE I.

GRANT OF OPTION

Section 1.1    Grant of Option. The Company hereby grants to the Optionee the Option to purchase any part or all of an aggregate of the Shares set forth in the Grant Notice to which this Appendix A is attached, upon (and subject to) the terms and conditions set forth in the Plan and this Agreement (including the Grant Notice and this Appendix A). The Optionee hereby agrees that except as required by law, he or she will not disclose to any Person other than the Optionee’s spouse and/or tax or financial advisor (if any) the grant of the Option or any of the terms or provisions hereof without the prior approval of the Administrator. The Option shall be an Incentive Stock Option to the maximum extent permitted by law.

Section 1.2    Option Subject to Plan. The Option granted hereunder is subject to the terms and provisions of the Plan.

Section 1.3    Exercise Price. The Exercise Price of a Share covered by the Option shall be the Exercise Price per Share as set forth in the Grant Notice (without commission or other charge).

ARTICLE II.

VESTING SCHEDULE; EXERCISABILITY

Section 2.1    Vesting and Exercisability of the Option. Subject to Section 2.2 and 2.3, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the vesting schedule in the Grant Notice, except that any Share as to which the Option would be fractionally vested will be accumulated and will vest and become exercisable only when a whole Share has accumulated.

Section 2.2    Discretionary Vesting. The Administrator in its discretion may accelerate the vesting of any portion of the Option that does not otherwise vest pursuant to Section 2.1.

Section 2.3    No Vesting of Options; Forfeiture. Notwithstanding any other provision to the contrary in this Agreement, unless otherwise determined by the Administrator, any portion of the Option that has not become vested and exercisable on or prior to the date of the Optionee’s Termination of Service shall be forfeited on the date of the Optionee’s Termination of Service and shall not thereafter become vested or exercisable.

Section 2.4    Exercisability of the Option. The Optionee shall not have the right to exercise the Option until the date the applicable portion of the Option becomes vested. The date that the applicable portion of the Option becomes vested is referred to herein as the “Exercise Commencement Date.” Subject to Section 8 of the Plan, following the Exercise Commencement Date, the applicable portion of the Option shall be and shall remain exercisable until it becomes unexercisable under Section 2.5. Once the Option becomes unexercisable, it shall be forfeited immediately.

Section 2.5    Expiration of Option.

(a)    The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(i)    The Final Expiration Date;

(ii)    Except for such longer period of time as the Administrator may otherwise approve, the 90th day following the Optionee’s Termination of Service for any reason other than Cause, death or Disability;

(iii)    Except as the Administrator may otherwise approve, the Optionee’s Termination of Service for Cause; or

(iv)    Except for such longer period of time as the Administrator may otherwise approve, 12 months following the Optionee’s Termination of Service by reason of the Optionee’s death or Disability.

(b)    If the Company has a right to repurchase the Optionee’s Option and/or Shares, the Company may exercise such right at any time, regardless of whether the Optionee continues to have a right to exercise the Option under this Section 2.5.

Section 2.6    Partial Exercise. Subject to Section 8 of the Plan, any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable.

Section 2.7    Exercise of Option. The exercise of the Option shall be governed by the terms of this Agreement and the terms of the Plan.

Section 2.8    Manner of Exercise. Unless determined otherwise by the Administrator, as a condition to the exercise of the Option, the Optionee shall notify the Company at least 30 days prior to exercise and no earlier than 90 days prior to exercise that the Optionee intends to exercise. The foregoing sentence shall not apply if the Shares underlying the Option are registered on Form S-8.

Section 2.9    Special Tax Consequences. The Optionee acknowledges that, to the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Stock Options, including the Option, are first exercisable for the first time by the Optionee in any calendar year exceeds $100,000 (or such other limitation as imposed by Section 422(d) of the Code), such excess portion of the Option and such other options shall be treated as not qualifying under Section 422 of the Code but rather shall be considered Non-Qualified Stock Options. Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted.

ARTICLE III.

OTHER PROVISIONS

Section 3.1    Optionee Representation; Not a Contract of Service. The Optionee hereby represents that the Optionee’s execution of this Agreement and participation in the Plan is voluntary and that the Optionee has in no way been induced to enter into this Agreement in exchange for or as a requirement of the expectation of service with the Company or any of its parents and subsidiaries. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue as a Service Provider or shall interfere with or restrict in any way the rights of the Company or its parents and subsidiaries, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without Cause except pursuant to an employment or consulting agreement executed by and between the Company and the Optionee and approved by the Board.

Section 3.2    Shares Subject to Plan. The Optionee acknowledges that this Option and any Shares acquired upon exercise of the Option are subject to the terms of the Plan. In the event of a conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.

Section 3.3    Data Protection. By signing this Agreement, the Optionee acknowledges and agrees that:

(a)    the Company or any of its Affiliates (including the Optionee’s employing company) are permitted to hold and process personal (and sensitive) information and data about the Optionee as part of their personnel and other business records and may use such information for the following purposes and to the extent necessary for those purposes:

(i)    to evaluate the Optionee’s performance with the Company or the Optionee’s employing company;

(ii)    to obtain advice on human resource matters from its professional advisers;

(iii)    to aid the administration of the provision of benefits under employee benefits plans including those provided by third parties;

(iv)    to aid in the provision of payroll services;

(v)    to assist the Company and its Affiliates generally in the conduct of their business; and

(vi)    to comply with any laws and regulations.

(b)    the Company or any of its Affiliates (including the Optionee’s employing company) may disclose such information described in (a) above to third parties for the purposes described in (a) above and to the extent necessary for those purposes; and

(c)    this Section 3.3 applies to any information held, used or disclosed in any medium.

Section 3.4    Governing Law and Jurisdiction. This Agreement is governed by and to be construed in accordance with the laws of England and Wales. The Optionee submits to the non-exclusive jurisdiction of the courts of England and Wales as regards any claim, dispute or matter arising out of or in connection with the Agreement and its implementation and effect.

ARTICLE IV.

DEFINITIONS

Whenever the following terms are used in this Agreement (including the Grant Notice), they shall have the meaning specified below unless the context clearly indicates to the contrary. Capitalized terms used in this Agreement and not defined below shall have the meaning given such terms in the Plan. The singular pronoun shall include the plural, where the context so indicates.

Section 4.1    Affiliate. “Affiliate” shall mean, with respect to any person, any other person directly or indirectly controlling, controlled by, or under common control with, such person where “control” shall have the meaning given such term under Rule 405 of the Securities Act.

Section 4.2    Exercise Price. “Exercise Price” shall mean the exercise price per Share set forth in the Grant Notice.

Section 4.3    Final Expiration Date. “Final Expiration Date” shall mean the final expiration date set forth in the Grant Notice.

Section 4.4    Grant Date. “Grant Date” shall be the grant date set forth in the Grant Notice.

Section 4.5    Grant Notice. “Grant Notice” shall mean the Grant Notice referred to in Section 1.1 of this Agreement, which Grant Notice is for all purposes a part of the Agreement.

Section 4.6    Option. “Option” shall mean the option to purchase Common Stock granted under this Agreement.

Section 4.7    Optionee. “Optionee” shall be the person designated as such in the Grant Notice.

Section 4.8    Plan. “Plan” shall mean the MeiraGTx Limited 2016 Equity Incentive Plan.

Section 4.9    Share. “Share” shall mean a share of Common Stock.

*        *        *

MEIRAGTX LIMITED

2016 EQUITY INCENTIVE SUB-PLAN

UK STOCK OPTION AGREEMENT

GRANT NOTICE

Unless otherwise defined herein, the terms defined in the MeiraGTx Limited 2016 Equity Incentive Sub-Plan (the “Sub-Plan”) shall have the same defined meanings in this UK Stock Option Agreement, which includes the terms in this Grant Notice (the “Grant Notice”) and Appendix A attached hereto (collectively, the “Agreement”).

You have been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Sub-Plan and this Agreement, as follows:

Name of Optionee:	[ ]

Total Number of Shares Subject to the Option:	[ ]

Exercise Price per Share:	$[ ]

Grant Date:	[ ]

Vesting Commencement Date:	[ ]

Type of Option:	Non-Qualified Stock Option

Final Expiration Date:	[ ][1]

Vesting Schedule:	This Option will vest and become exercisable as to 25% of the Shares subject to the Option on the one year anniversary of the Vesting Commencement Date and in 36 substantially equal monthly installments thereafter, subject to the Optionee continuing as an Employee through each applicable vesting date.

Your signature below indicates your agreement and understanding that this Option is subject to all of the terms and conditions contained in the Agreement (including this Grant Notice and Appendix A attached hereto) and the Sub-Plan. ACCORDINGLY, PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS OPTION.

MEIRAGTX LIMITED	OPTIONEE

By
Name:	[ ]
Title:

[1]	Note: The Final Expiration Date will be the 10th anniversary of the Grant Date.

APPENDIX A TO UK STOCK OPTION AGREEMENT

ARTICLE I.

GRANT OF OPTION

Section 1.1    Grant of Option. The Company hereby grants to the Optionee the Option to purchase any part or all of an aggregate of the Shares set forth in the Grant Notice to which this Appendix A is attached, upon (and subject to) the terms and conditions set forth in the Sub-Plan and this Agreement (including the Grant Notice and this Appendix A). The Optionee hereby agrees that except as required by law, he or she will not disclose to any Person other than the Optionee’s spouse and/or tax or financial advisor (if any) the grant of the Option or any of the terms or provisions hereof without the prior approval of the Administrator. The Option shall be a Non-Qualified Stock Option to the maximum extent permitted by law.

Section 1.2    Option Subject to Sub-Plan. The Option granted hereunder is subject to the terms and provisions of the Sub-Plan.

Section 1.3    Exercise Price. The Exercise Price of a Share covered by the Option shall be the Exercise Price per Share as set forth in the Grant Notice (without commission or other charge).

ARTICLE II.

VESTING SCHEDULE; EXERCISABILITY

Section 2.1    Vesting and Exercisability of the Option. Subject to Section 2.2 and 2.3, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the vesting schedule in the Grant Notice, except that any Share as to which the Option would be fractionally vested will be accumulated and will vest and become exercisable only when a whole Share has accumulated.

Section 2.2    Discretionary Vesting. The Administrator in its discretion may accelerate the vesting of any portion of the Option that does not otherwise vest pursuant to Section 2.1.

Section 2.3    No Vesting of Options; Forfeiture. Notwithstanding any other provision to the contrary in this Agreement, unless otherwise determined by the Administrator, any portion of the Option that has not become vested and exercisable on or prior to the date of the Optionee’s Termination of Service shall be forfeited on the date of the Optionee’s Termination of Service and shall not thereafter become vested or exercisable.

Section 2.4    Exercisability of the Option. The Optionee shall not have the right to exercise the Option until the date the applicable portion of the Option becomes vested. The date that the applicable portion of the Option becomes vested is referred to herein as the “Exercise Commencement Date.” Subject to Section 2.4(b) below and Section 8 of the Sub-Plan, following the Exercise Commencement Date, the applicable portion of the Option shall be and shall remain exercisable until it becomes unexercisable under Section 2.5. Once the Option becomes unexercisable, it shall be forfeited immediately.

Section 2.5    Expiration of Option.

(a)    The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(i)    The Final Expiration Date;

(ii)    Except for such longer period of time as the Administrator may otherwise approve, the 90th day following the Optionee’s Termination of Service for any reason other than Cause, death or Disability;

(iii)    Except as the Administrator may otherwise approve, the Optionee’s Termination of Service for Cause; or

(iv)    Except for such longer period of time as the Administrator may otherwise approve, 12 months following the Optionee’s Termination of Service by reason of the Optionee’s death or Disability.

(b)    If the Company has a right to repurchase the Optionee’s Option and/or Shares, the Company may exercise such right at any time, regardless of whether the Optionee continues to have a right to exercise the Option under this Section 2.5.

Section 2.6    Partial Exercise. Subject to Section 2.4(b) and Section 8 of the Sub-Plan, any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable.

Section 2.7    Exercise of Option. The exercise of the Option shall be governed by the terms of this Agreement and the terms of the Sub-Plan.

Section 2.8    Manner of Exercise. Unless determined otherwise by the Administrator, as a condition to the exercise of the Option, the Optionee shall (i) notify the Company at least 30 days prior to exercise and no earlier than 90 days prior to exercise that the Optionee intends to exercise and (ii) comply with the requirements of Article III. Clause (i) of the foregoing sentence shall not apply if the Shares underlying the Option are registered on Form S-8.

ARTICLE III.

UK TAX OBLIGATIONS

Section 3.1    Tax Indemnity. The Optionee agrees to indemnify and keep indemnified the Company and his/her employing company (“Employer”), if different, from and against any liability for or obligation to pay any Tax Liability (a “Tax Liability” being any liability for income tax, employee’s National Insurance contributions and (at the discretion of the Company) Employer’s National Insurance contributions that is attributable to (1) the grant or exercise of, or any benefit derived by the Optionee from, the Option; (2) the acquisition by the Optionee of the Shares on exercise of the Options and any benefit derived by the Optionee from the Shares; (3) any restrictions applicable to any Shares held by the Optionee ceasing to apply to those Shares; or (4) the disposal of any Shares (each of those events referred to as a “Taxable Event”)).

Section 3.2    Joint Election. At the discretion of the Company, the Option cannot be exercised until the Optionee has entered into an election with the Company (or his/her Employer) (as appropriate) in a form approved by the Company and Her Majesty’s Revenue & Customs under which any liability of the Company and/or the Employer for Employer’s National Insurance contributions arising in respect of the granting, vesting, exercise of or other dealing in the Option, or the acquisition of Shares on exercise of the Option, is transferred to and met by the Optionee.

Section 3.3    Tax Liability. The Option cannot be exercised until the Optionee has made such arrangements as the Company and his/her Employer may require for the satisfaction of any Tax Liability that may arise in connection with the exercise of the Option and/or the acquisition of the Shares by the Optionee. The Company shall not be required to issue, allot or transfer Shares until the Optionee has satisfied this obligation.

Section 3.4    Election. The Optionee undertakes that, upon request by the Company, he/she will join with his/her Employer in electing, pursuant to Section 431 of the Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”) that, for relevant tax purposes, the market value of the Shares acquired on exercise of the Option, on any occasion will be calculated as if the Shares were not restricted and Sections 425 to 430 (inclusive) of ITEPA are not to apply to such Shares.

Section 3.5    Loan. The Optionee agrees that if the Optionee does not pay his/her Employer or the Company does not withhold from the Optionee the full amount of any Tax Liability within ninety (90) days after the end of the tax year in which the Taxable Event occurred, or such other period specified in Section 222(1)(c) of ITEPA, then the amount that should have been withheld shall constitute a loan owed by the Optionee to the Employer, effective 90 days after the end of the tax year in which the Taxable Event occurred. The Optionee agrees that the loan will bear interest at the official rate of HMRC and will be immediately due and repayable by the Optionee, and the Company and/or the Employer may recover it at any time thereafter by: (i) withholding the funds from salary, bonus or any other funds due to the Optionee by the Company or the Employer; (ii) withholding the Shares issued upon vesting and exercise of the Option or from the cash proceeds from the sale of Shares; or (iii) demanding cash or a cheque from the Optionee. The Optionee also authorizes the Company to delay the issuance of any Shares to the Optionee unless and until the loan is repaid in full.

ARTICLE IV.

OTHER PROVISIONS

Section 4.1    Optionee Representation; Not a Contract of Employment. The Optionee hereby represents that the Optionee’s execution of this Agreement and participation in the Sub-Plan is voluntary and that the Optionee has in no way been induced to enter into this Agreement in exchange for or as a requirement of the expectation of employment with the Company or any of its parents and subsidiaries. Nothing in this Agreement or in the Sub-Plan shall confer upon the Optionee any right to continue as an Employee or shall interfere with or restrict in any way the rights of the Company or its parents and subsidiaries, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without Cause except pursuant to an employment agreement executed by and between the Company and the Optionee and approved by the Board. Neither the Sub-Plan nor the Agreement afford the Optionee any rights to compensation or damages including for loss or potential loss that the Optionee may suffer by reason of being unable to exercise the Option as a result of the termination of the Sub-Plan, lapse of the Option or the termination of the Optionee’s employment.

Section 4.2    Shares Subject to Sub-Plan. The Optionee acknowledges that this Option and any Shares acquired upon exercise of the Option are subject to the terms of the Sub-Plan. In the event of a conflict between the terms of this Agreement and the Sub-Plan, the terms of the Sub-Plan will control.

Section 4.3    Data Protection. By signing this Agreement, the Optionee acknowledges and agrees that:

(a)    the Company or any of its Affiliates (including the Employer) are permitted to hold and process personal (and sensitive) information and data about the Optionee as part of their personnel and other business records and may use such information for the following purposes and to the extent necessary for those purposes:

(i)    to evaluate the Optionee’s performance with the Company or Employer;

(ii)    to obtain advice on human resource matters from its professional advisers;

(iii)    to aid the administration of the provision of benefits under employee benefits plans including those provided by third parties;

(iv)    to aid in the provision of payroll services;

(v)    to assist the Company and its Affiliates generally in the conduct of their business; and

(vi)    to comply with any laws and regulations.

(b)    the Company or any of its Affiliates (including the Employer) may disclose such information described in (a) above to third parties for the purposes described in (a) above and to the extent necessary for those purposes; and

(c)    this Section 4.3 applies to any information held, used or disclosed in any medium.

Section 4.4    Governing Law and Jurisdiction. This Agreement is governed by and to be construed in accordance with the laws of England and Wales. The Optionee submits to the non-exclusive jurisdiction of the courts of England and Wales as regards any claim, dispute or matter arising out of or in connection with the Agreement and its implementation and effect.

ARTICLE V.

DEFINITIONS

Whenever the following terms are used in this Agreement (including the Grant Notice), they shall have the meaning specified below unless the context clearly indicates to the contrary. Capitalized terms used in this Agreement and not defined below shall have the meaning given such terms in the Sub-Plan. The singular pronoun shall include the plural, where the context so indicates.

Section 5.1    Affiliate. “Affiliate” shall mean, with respect to any person, any other person directly or indirectly controlling, controlled by, or under common control with, such person where “control” shall have the meaning given such term under Rule 405 of the Securities Act.

Section 5.2    Exercise Price. “Exercise Price” shall mean the exercise price per Share set forth in the Grant Notice.

Section 5.3    Final Expiration Date. “Final Expiration Date” shall mean the final expiration date set forth in the Grant Notice.

Section 5.4    Grant Date. “Grant Date” shall be the grant date set forth in the Grant Notice.

Section 5.5    Grant Notice. “Grant Notice” shall mean the Grant Notice referred to in Section 1.1 of this Agreement, which Grant Notice is for all purposes a part of the Agreement.

Section 5.6    Option. “Option” shall mean the option to purchase Common Stock granted under this Agreement.

Section 5.7    Optionee. “Optionee” shall be the Person designated as such in the Grant Notice.

Section 5.8    Share. “Share” shall mean a share of Common Stock.

Section 5.9    Sub-Plan. “Sub-Plan” shall mean the MeiraGTx Limited 2016 Equity Incentive Sub-Plan.

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